UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 8, 2012

ONEIDA FINANCIAL CORP.

(Exact Name of Registrant as Specified in its charter)

Maryland	001-34813	80-0632920
(State or Other Jurisdiction) of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

182 Main Street, Oneida, New York 13421-1676
(Address of Principal Executive Offices)

(315) 363-2000

Registrant’s telephone number, including area code

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On May 8, 2012, the stockholders of Oneida Financial Corp. (the “Company”) approved the Oneida Financial Corp. 2012 Equity Incentive Plan, which provides for the grant of stock-based and other incentive awards to officers, employees and directors of the Company. A description of the material terms of the plan is contained in the Company’s definitive proxy statement for the Annual Meeting of Stockholders filed with the Securities and Exchange Commission on March 22, 2012. A copy of the plan is being filed as Exhibit 10.1.

Item 5.07	Submission of Matters to a Vote of Security Holders

On May 8, 2012, the Company held its Annual Meeting of Stockholders. At the Annual Meeting, stockholders considered the election of directors, the ratification of independent registered public accountants and the approval of the 2012 Equity Incentive Plan. A breakdown of votes cast is set forth below.

				Broker
1.	The election of directors:	For	Withheld	non-votes

	Patricia D. Caprio	4,683,016	35,487	1,434,684

	Ralph L. Stevens, MD	4,600,649	117,854	1,434,684

	Frank O. White, Jr.	4,677,390	41,113	1,434,684

2. The ratification of the appointment of Crowe Horwath LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2012.

For	Against	Abstain	Broker non-votes

6,050,989	57,742	44,456	—

3. The approval of the Oneida Financial Corp. 2012 Equity Incentive Plan.

For	Against	Abstain	Broker non-votes
4,462,503	189,342	66,658	1,434,684

Item 9.01	Financial Statements and Exhibits

(a)	No financial statements of businesses acquired are required.

(b)	No pro forma financial information is required.

(c)	Not Applicable.

(d)	Exhibits.

Exhibit No.	Description

10.1	Oneida Financial Corp. 2012 Equity Incentive Plan (incorporated by reference to Appendix A to the proxy statement for the Annual Meeting of Stockholders filed with the Securities and Exchange Commission on March 22, 2012 (File No. 001-34813))

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ONEIDA FINANCIAL CORP.

DATE: May 11, 2012	By:	/s/ Michael R. Kallet
Michael R. Kallet
President and Chief Executive Officer